                                                                   Exhibit 10.41


                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of December 1, 1996 between ATLAS CORPORATION, a Delaware corporation ("Employer"), and Gregg B. Shafter of Employer ("Executive").

     Employer and Executive agree as follows:

     1. EMPLOYMENT. In accordance with the terms and conditions of this Agreement, Employer agrees to employ Executive as an officer of Employer commencing June 1, 1995, and continuing until that employment is terminated (a) by either Employer or Executive or (b) by reason of Executive's normal retirement in accordance with Employer's retirement programs applicable to Executive at the time of his retirement ("Executive's Retirement"). Executive accepts that employment and agrees to perform the duties associated therewith. Subject to the terms and conditions of this Agreement, Executive's employment by Employer may be terminated at any time by either Executive or Employer by 10 days prior written notice to that effect.

     2. DUTIES. As long as Executive is employed by Employer hereunder, Executive shall be subject to the direction of and be responsible to the President of Employer or his designee with respect to the performance of his duties hereunder, shall report to the President of Employer in that connection at such times and in such detail as the President of Employer may require and shall devote his full business time, attention, skill and efforts to the business and affairs of Employer.

     3. SALARY. As compensation for the services to be furnished by Executive to Employer hereunder, as long as Executive is employed by Employer hereunder, Employer shall pay Executive a salary at a minimum annual rate of $85,000 payable in accordance with Employer's standard payroll policies applicable to officers.

     4. BASIC EMPLOYEE BENEFIT PLANS AND PROGRAMS. As long as Executive is employed by employer hereunder, Executive shall be entitled to participate in all regular and key employee benefit plans and programs which are or may be made available by Employer for its officers.

     5. EXPENSES. Employer shall provide for the payment of, or reimbursement of Executive for, all travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his duties hereunder.

     6.   TERMINATION.

          6.1  Certain Definitions.  As used in this Section 6:

               (a)  "Board" means the Board of Directors of Employer.

               (b) "Cause" means, and is limited to, (i) the conviction of Executive for a felony or misdemeanor (other than minor motor vehicle and similar offenses) under the laws of the United States or any state thereof; (ii) any material breach by Executive of this Agreement or the failure of Executive to comply with any lawful directive of the Chairman of the Board or to follow Employer policies; (iii) dishonesty, gross negligence or malfeasance by Executive in the performance of his duties hereunder (other than the mere failure to achieve financial results); (iv) Executives habitual insobriety or substance abuse; (v) unlawful appropriation by Executive of a corporate opportunity of Employer or any of its affiliates; or (vi) the Executives taking or omission to take any other action or actions in the performance of his duties hereunder or the making of any statement which, in the good faith determination of the Board, is disruptive or damaging to the business, reputation, operations, prospects or business relations of Employer or its affiliates of which achieves general notoriety with respect to conduct or alleged conduct by Executive which is illegal, immoral or scandalous.

               (c)  "Change of Control Event" means any one of the following:
(i) Continuing Directors no longer constitute at least two thirds of the Directors constituting the Board; (ii) any person or group (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, other than Mackenzie Financial Corporation, M.I.M. Holdings Limited or H. R. Shipes (in each case, together with its affiliates), becomes the beneficial owner, directly or indirectly, of 15% or more of Employer's then outstanding Common Stock or 15% or more of the voting power of Employer's then outstanding securities entitled generally to vote for the election of Directors, provided that the foregoing circumstances shall not constitute a Change of Control Event if such beneficial owner is Employer, any subsidiary of Employer, any employee benefit plan or employee stock plan of Employer or of any subsidiary of Employer; and provided further that, notwithstanding the foregoing, a Change of Control Event shall be deemed to occur if Mackenzie Financial Corporation, and its affiliates, M.I.M. Holdings Limited, and its affiliates, or H. R. Shipes and his affiliates, shall acquire 25% or more of the Employer's then outstanding Common Stock or the voting power of the Employer's then outstanding securities entitled generally to vote for the election of Directors; (iii) the approval by Employer's stockholders of the merger or consolidation of Employer with any other corporation, the sale of substantially all of Employer's assets or the liquidation or dissolution of Employer, unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation constitute at least two thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation; or (iv) at least two thirds of the Continuing Directors in office immediately prior to any other action taken or proposed to be taken by Employer's stockholders or by the Board determines that such action constitutes, or that such proposed action, if taken, would constitute, a change of control of Employer and such action is taken.

               (d) "Continuing Director" means any person who (i) is a Director on the date of this Agreement; (ii) was designated before such person's initial election as a Director as a Continuing Director by a majority of the Continuing Directors; or (iii) has been a Director for at least two years after the occurrence of one or more Change of Control Events.

               (e)  "Director" means a member of the Board.

               (f) "Disability" means, as applied to Executive, that (i) he has been so incapacitated by bodily injury or disease as to be unable to perform the duties contemplated to be performed by him hereunder, (ii) the incapacity shall have continued for a period of three consecutive months and (iii) the incapacity will, in the opinion of a qualified physician acceptable to Employer, be permanent and continuous for a period of at least one year.

               (g)  "Good Reason" means (i) without Executive's written consent
(A) (1) the assignment to Executive of any duties and responsibilities, or any limitation of Executive's duties and responsibilities, if such assignment or limitation is materially inconsistent with Executive's positions, duties, responsibilities and status as an executive of Employer or (2) any removal of Executive from, or any failure to reelect Executive to, any of Executive's positions with Employer except for Cause or as a result of the death or Disability of Executive, and (B) the continuance thereof for a period of 20 days after written notice thereof to Employer from Executive; (ii) any failure by Employer to pay, or any reduction by Employer of, the salary payable to Executive under Section 3 of this Agreement; (iii) any failure by Employer (A) to continue to provide Executive with the opportunity to participate, on terms no less favorable than those in effect immediately prior to a Change of Control Event, in any benefit plan or program in which Executive was participating immediately prior to the Change of Control Event, or their equivalent, or (B) to provide Executive with all other fringe benefits, or their equivalent, from time to time in effect for the benefit of any of Employer's salaried employees; (iv) the failure by Employer to obtain the specific assumption of this Agreement by a successor or assign of Employer or by any person acquiring substantially all of Employer's assets; or (v) any material breach by Employer of any provision of this Agreement.

               6.2 Compensation of Executive in the Event of Termination of Executive's Employment Hereunder.

                    (a) In the event of Executive's Disability, Executive's employment by Employer hereunder may be terminated by Employer upon written notice from Employer to Executive which shall specify a date not less than 30 days from the date of such notice as the date on which such termination shall become effective. If Executive's employment by Employer hereunder is terminated because of Executive's Disability or death, Executive, or his heirs, executors or administrators if termination is because of Executive's death, shall be entitled to receive the salary payable to Executive under Section 3 until the date on which the termination occurs.

               (b) (i) Executive shall be entitled to compensation as specified in Section 6.2(b)(ii) and (iii) if (A) Employer terminates Executive's employment hereunder without Cause either prior to 3 months before a Change of Control Event or more than two years after the last Change of Control Event, or
(B) Executive voluntarily terminates his employment hereunder with Good Reason either prior to 3 months before a Change of Control Event or more than two years after the last Change of Control Event. (ii) Prior to the 30th day following the date of such termination Employer shall pay Executive (A) an amount equal to one-twelfth of such Executive's annual rate of base salary that is in effect on the date of termination multiplied by the number of full years of employment by the Company, provided that in no event shall such amount be less than one-half of the amount of Executive's annual base salary in effect on the date of termination, and (B) all amounts which had accrued but were not paid prior to such termination for personal services actually rendered before the termination.
(iii) As soon as practicable following the date of such termination, or at such later date as Executive may validly elect, Employer shall pay Executive all amounts payable under then existing employee benefit plans and programs. Notwithstanding the foregoing, if the sum of all of the payments to Executive whether under this Agreement or otherwise (but excluding any payments which need not be included in determining if a "parachute payment" has been made within the meaning of Internal Revenue Code (the "Code") (S) 280G(b)(2)) exceeds the product of multiplying the Base Amount times 2.99, then such payments hereunder shall be reduced by the amount of such excess. For purposes of this Agreement, the term Base Amount is defined in Code (S) 280G(b)(3) and the Treasury Regulations promulgated thereunder, calculated as of the date required under the Code.

               (c) (i) Executive shall be entitled to compensation as specified in Section 6.2(c)(ii) and (iii) if (A) Employer terminates Executive's employment hereunder without Cause either (1) within 3 months prior to a Change of Control Event or (2) upon or after a Change of Control Event but within two years after the date of that Change of Control Event, or (B) Executive voluntarily terminates his employment hereunder with Good Reason either (1) within 3 months prior to a Change of Control Event or (2) upon or after a Change of Control Event but within two years after the date of that Change of Control Event. (ii) Prior to the 30th day following the date of such termination Employer shall pay Executive (A) the amount which equals the Executive's annual rate of base salary that is in effect on the date of termination, and (B) all amounts which had accrued but were not paid prior to such termination for personal services actually rendered before the termination. (iii) As soon as practicable following the date of such termination, or at such later date as Executive may validly elect, Employer shall pay Executive all amounts payable under then existing employee benefit plans and programs. Notwithstanding the foregoing, if the sum of all of the payments to Executive whether under this Agreement or otherwise (but excluding any payments which need not be included in determining if a "parachute payment" has been made within the meaning of Code
(S) 280G(b)(2)) exceeds the Base Amount times 2.99, then such payments hereunder shall be reduced by the amount of such excess.

               (d) If Executive's employment hereunder is terminated by Employer or by Executive under any circumstances other than as set forth in
Section 6.2(a), 6.2(b), or 6.2(c), all payments required by this Agreement shall cease and the termination shall relieve Employer of its obligations to make any further payments under this Agreement except payments under the employee benefit plans and programs and payments of amounts which had accrued but were not yet paid prior to the termination.

     7. CONFIDENTIAL INFORMATION AND TRADE SECRETS. Executive acknowledges that all information possessed by him relating to activities of Employer that is of a secret or confidential nature, including without limitation financial information, exploration, mining and milling information, lists of customers, technical and production know-how, developments, inventions, processes and administrative procedures, is the property of Employer, and as long as Executive is employed by Employer hereunder, and for a period of two years thereafter, Executive shall not use any such information for the benefit of anyone other than Employer or disclose any such information to others except in the course of Employer's business.

     8. PAYMENT TO ESTATE OR BENEFICIARY. If Executive dies before any payments required to be paid by Employer to Executive hereunder have been paid, Employer shall make all such payments to the beneficiary or beneficiaries designated by Executive in a written notice previously delivered by Executive or Employer or, in the absence of such a notice, to Executive's estate.

     9. ARBITRATION. Any and all disputes arising under or relating to this Agreement shall be subject to mandatory binding arbitration in Denver, Colorado, before the American Arbitration Association in accordance with its Commercial Arbitration Rules. Discovery shall be allowed but subject to the limits and procedures set forth in Rule 26.1 of the Colorado Rules of Civil Procedure. The prevailing party in any such arbitration proceeding shall be entitled to an award of his or its reasonable costs and attorney fees.

     10. BINDING EFFECT; SUCCESSORS, ASSIGNMENT. Subject to the provisions of this Section 10, this Agreement shall be binding upon, inure to the benefit of and be enforceable by Employer and Executive and their respective heirs, legal representatives, successors and assigns. If Employer shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

     12. NOTICE. Any notice required to be given hereunder shall be in writing and delivered by certified mail, return receipt requested, addressed:

          To Employer at:

               Republic Plaza
               370 Seventeenth Street
               Suite 3050
               Denver, Colorado  80202

          To Executive at:

               Republic Plaza
               370 Seventeenth Street
               Suite 3050
               Denver, Colorado  80202

or in either case to such other address as may be specified in a written notice given as provided above.

     13. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire agreement of Employer and Executive with respect to the subject matter hereof and shall supersede any and all previous agreements, arrangements and understandings between Employer and Executive in that regard. This Agreement may be amended only by the written agreement of Employer and Executive.

                                            ATLAS CORPORATION


                                            By: /s/  Mario Caron
                                                -----------------------
                                                Chief Executive Officer



                                            EXECUTIVE

                                            By: /s/  Gregg B. Shafter
                                                -----------------------
                                                Gregg B. Shafter